AMENDMENT NO. 1, dated September 13, 2005, to Employment Agreement, dated as of November 3, 2003, by and between Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Alan Kessman (the "Executive").

WHEREAS, the Executive has been acting as the President and Chief Executive Officer of the Company pursuant to an employment agreement dated November 3, 2003 (the "2003 Agreement"); and

WHEREAS, the 2003 Agreement expires on December 31, 2005; and

WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's continued long-term contribution to the growth and success of the Company is essential, and the Board desires to provide for the continued employment of the Executive on the terms set forth in the 2003 Agreement; and

WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions set forth in the 2003 Agreement.

NOW THEREFORE, in order to effectuate the foregoing, the Company and the Executive wish to amend the 2003 Agreement to extend the term thereof as set forth below. Accordingly, in consideration of premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Section 2 of the 2003 Agreement is hereby amended and restated in its entirety to read as follows:

"2.    Term. The term of the Executive's employment hereunder (the "term") will commence on January 1, 2004 (the "Effective Date") and, unless sooner terminated or extended in accordance with the terms hereof, will expire on December 31, 2006. This Agreement shall not become effective until the Effective Date and shall only become effective if the Executive's employment by the Company (under the January 1999 Agreement) has not been terminated prior to the Effective Date."

2.        Except as specifically set forth herein, the 2003 Agreement shall remain in force and effect in its entirety.

3.        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed as of the date and year first above written.

VION PHARMACEUTICALS, INC.
By:	/s/ Howard Johnson
Name: Howard Johnson Title: President
/s/ Alan Kessman
Alan Kessman